As filed with the U.S. Securities and Exchange Commission on December 22, 2023

Registration No. 333-266938

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	88-0950636
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue

Berkeley, CA 94710

(510) 210-5550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Danis

General Counsel

Rigetti Computing, Inc.

775 Heinz Avenue

Berkeley, CA 94710

(510) 210-5550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rupa Briggs

Sarah Sellers

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 17, 2022, Rigetti Computing, Inc. (the “Company”), a Delaware corporation, filed a Registration Statement on Form S-1, which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on September 14, 2022, and amended by Post-Effective Amendment No. 1, which was filed on April 5, 2023 and subsequently declared effective by the SEC on April 14, 2023 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed by the Registrant to (i) convert the Registration Statement into a registration statement on Form S-3 (the “Post-Effective Amendment”) and (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 22, 2023

PRELIMINARY PROSPECTUS

23,648,889 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to 23,648,889 shares of our common stock, $0.0001 per share (the “common stock”), by B. Riley Principal Capital II, LLC (“B. Riley” or the “selling stockholder”). The shares included in this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to B. Riley, from time to time after the date of this prospectus, pursuant to a Common Stock Purchase Agreement we entered into with B. Riley on August 11, 2022 (the “Purchase Agreement”), in which B. Riley has committed to purchase from us, at our direction, up to $75,000,000 of our common stock, subject to terms and conditions specified in the Purchase Agreement. Concurrently with our execution of the Purchase Agreement on August 11, 2022, we issued 171,008 shares of common stock to B. Riley as consideration for its irrevocable commitment to purchase shares of our common stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding the selling stockholder.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by B. Riley. However, we may receive up to $75,000,000 in aggregate gross proceeds from sales of our common stock to B. Riley that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

B. Riley may sell or otherwise dispose of the shares of common stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley may sell or otherwise dispose of the common stock being offered in this prospectus. B. Riley is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RGTI”. On December 21, 2023, the last reported sales price of our common stock was $1.02 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein and therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus, any applicable prospectus or in any related free writing prospectus filed with the Securities and Exchange Commission (“SEC”). Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, B. Riley may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by B. Riley of the securities described in this prospectus.

Neither we nor B. Riley have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor B. Riley take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor B. Riley will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

On March 2, 2022 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 6, 2021, as amended on December 23, 2021 and January 10, 2022 (as amended, the “Merger Agreement”), by and among Supernova, Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Supernova (“First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Supernova (“Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Legacy Rigetti”). As contemplated by the Merger Agreement, on March 1, 2022 Supernova was domesticated as a Delaware corporation and changed its name to “Rigetti Computing, Inc.” (the “Domestication”). On the Closing Date, (i) First Merger Sub merged with and into Legacy Rigetti, the separate corporate existence of First Merger Sub ceased and Legacy Rigetti survived as a wholly owned subsidiary of Rigetti Computing, Inc. (the “Surviving Corporation” and, such merger, the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation merged with and into the Second Merger Sub, the separate corporate existence of the Surviving Corporation ceased and Second Merger Sub survived as a wholly owned subsidiary of Rigetti Computing, Inc. and changed its name to “Rigetti Intermediate LLC” (such merger transaction, the “Second Merger” and, together with the First Merger, the “Merger,” and, collectively with the Domestication, the PIPE Financing (as defined below) and the other transactions contemplated by the Merger Agreement, the “Business Combination”). The closing of the Business Combination is herein referred to as “the Closing.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Rigetti,” “Rigetti Computing,” “we,” “us,” “our” and similar terms refer to Rigetti Computing, Inc. (f/k/a Supernova Partners Acquisition Company II, Ltd.) and its consolidated subsidiaries. References to “Supernova” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing,” and the date of the consummation of the Business Combination, the “Closing Date”). References to “Legacy Rigetti” refer to Rigetti Holdings, Inc. prior to the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “could,” “will,” “would” or the negative of such terms or other similar expressions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Forward-looking statements in this prospectus may include, for example, statements about:

•

the sufficiency of our cash resources, our expectation that we will need to raise additional capital by early 2025, including any additional sales of common stock through our Common Stock Purchase Agreement with B. Riley or from other sources, and our ability to raise additional capital when needed and on attractive terms;

•	our ability to achieve milestones, and/or technological advancements, including with respect to executing on our technology roadmap and developing practical applications;

•

the potential of quantum computing and estimated market size and market growth including with respect to our long-term business strategy for quantum computing as a service (“Quantum Computing as a Service,” or “QCaaS”);

•	the success of our partnerships and collaborations;

•	our ability to accelerate our development of multiple generations of quantum processors;

•	customer concentration and the risk that a significant portion of our revenue currently depends on contracts with the public sector;

•	the outcome of any legal proceedings that may be instituted against us or others with respect to the Business Combination or other matters;

•	our ability to execute on our business strategy, including monetization of our products;

•	our financial performance, growth rate and market opportunity;

•

our ability to maintain compliance with standards relating to the listing of our common stock and public warrants on, the Nasdaq Capital Market, and the potential liquidity and trading of such securities;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to operating as a public company;

•	our ability to remediate the material weaknesses in, and establish and maintain, effective internal controls over financial reporting;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	the evolution of the markets in which we compete;

•	our ability to implement our strategic initiatives, expansion plans and continue to innovate our existing services;

•

unfavorable conditions in our industry, the global economy or global supply chain (including any supply chain impacts from the ongoing military conflicts involving Russia and Ukraine and sanctions related thereto and the state of war between Israel and Hamas and the potential larger regional conflict), including inflation and financial and credit market fluctuations;

•	changes in applicable laws or regulations;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our estimates regarding expenses, profitability, future revenue, capital requirements and needs for additional financing;

•	our ability or decisions to expand or maintain our existing customer base; and

•

macroeconomic conditions, including worsening global economic conditions, disruptions to and volatility and uncertainty in the credit and financial markets, increases in inflation and interest rates, and recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, on the foregoing.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

“BRS” are to B. Riley Securities, Inc.

“Beneficial Ownership Cap” are to the limitation set out in the Purchase Agreement whereby we shall not issue or sell, and B. Riley shall not purchase or acquire, any shares of common stock which, when aggregated with all other shares of common stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by B. Riley of more than 4.99% of the outstanding shares of common stock.

“Commencement” are to the initial satisfaction of the conditions to B. Riley’s purchase obligations set forth in the Purchase Agreement.

“Commencement Date” are to the date on which this registration statement has been declared effective by the SEC and all other conditions to B. Riley’s obligation to purchase common stock set forth in the Purchase Agreement have been initially satisfied.

“Commitment Shares” are to 171,008 duly authorized, validly issued, fully paid and non-assessable shares of common stock which, concurrently with the execution and delivery of the Purchase Agreement, we have caused our transfer agent to issue and deliver to B. Riley.

“Exchange Act” are to the Securities Exchange Act of 1934, as amended.

“Exchange Cap” are to the maximum number of shares we shall issue pursuant to the Purchase Agreement; such limitation includes that we shall not issue or sell any shares of common stock pursuant to the Purchase Agreement, and B. Riley shall not purchase or acquire any shares of common stock pursuant to the Purchase Agreement, to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed 23,648,889 (such number of shares equal to approximately 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable Nasdaq rules. The Exchange Cap is not applicable if the average price per share paid by B. Riley for all of the shares of common stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.45 per share (which price is calculated based on the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules).

“Exchange Ratio” are to 0.786989052873439, as calculated pursuant to the Merger Agreement.

“Excluded Transactions” are to any of the following transactions, to the extent they occur during a VWAP Purchase Valuation Period or an Intraday VWAP Purchase Valuation Period, as applicable: (i) the opening or first purchase of our common stock at or following the open of trading on Nasdaq on the Purchase Date; (ii) the last or closing sale of common stock on Nasdaq on the Purchase Date; and (iii) all sales of our common stock on Nasdaq during the applicable VWAP Purchase Valuation Period or Intraday Purchase Valuation Period at a sale price less than the Minimum Price Threshold or the Intraday Minimum Price Threshold, as applicable.

“Intraday Purchases” are to, subject to the initial satisfaction of all of the conditions set forth in the Purchase Agreement on the Commencement Date and from time to time thereafter, our right, but not the obligation, to direct B. Riley, by our timely delivery to B. Riley of an Intraday Purchase Notice on the applicable Purchase Date therefor, to purchase a specified Intraday Purchase Share Amount, which shall not exceed the applicable Intraday Purchase Maximum Amount, at the applicable purchase price therefor.

“Intraday Purchase Maximum Amount” are to an Intraday Purchase limitation pursuant to which the Company may exercise its right to direct an Intraday Purchase in an amount not to exceed the lesser of: (i) 1,000,000 shares of common stock and (ii) 20% of the total aggregate volume of shares of our common stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” for such Intraday Purchase, subject to certain adjustments, by the delivery to B. Riley of an Intraday Purchase Notice, so long as (i) the closing sale price of the common stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of common stock subject to all prior Purchases and all prior Intraday Purchases by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time of delivery of such Intraday Purchase Notice. For purposes of calculating the Intraday Purchase Maximum Amount, Excluded Transactions during the applicable Intraday Purchase Valuation Period are excluded.

“Intraday Minimum Price Threshold” are to the applicable minimum price threshold specified by us in an Intraday Purchase Notice for an Intraday Purchase, or if we do not specify a minimum price threshold in such Intraday Purchase Notice, a price equal to 90% of the closing sale price of the common stock on the trading day immediately prior to the applicable Purchase Date for such Intraday Purchase.

“Intraday Purchase Notice” are to, with respect to an Intraday Purchase made pursuant to the Purchase Agreement, an irrevocable written purchase notice from us directing B. Riley to purchase a specified Intraday Purchase Share Amount and delivered and received (A) after the latest of (X) 10:00 a.m., New York City time, on such trading day, (Y) the ending time of the Purchases pursuant to a Purchase Notice or Intraday Purchases pursuant to an Intraday Purchase Notice, if any, occurring on the same trading day and (B) prior to the earlier of (X) 3:30 p.m., New York City time, on such trading day for such Intraday Purchase and (Y) such time that is exactly one hour immediately prior to the official close of the primary (or “regular”) trading session on Nasdaq if Nasdaq has theretofore publicly announced that the official close of the regular trading session shall be earlier than 4:00 p.m., New York City time, on such trading day for such Intraday Purchase, on such Purchase Date, at the applicable purchase price therefor.

“Intraday Purchase Share Amount” are to the total number of shares to be purchased by B. Riley in the relevant Intraday Purchase as specified in the applicable Intraday Purchase Notice.

“Intraday Purchase Share Volume Maximum” are to, with respect to an Intraday Purchase made pursuant to the Purchase Agreement, a number of shares of common stock equal to the quotient obtained by dividing (i) the Intraday Purchase Share Amount to be purchased by B. Riley in such Intraday Purchase by (ii) 0.20 (subject to certain adjustments). For purposes of calculating the Intraday Purchase Share Volume Maximum, Excluded Transactions during the applicable Intraday Purchase Valuation Period are excluded.

“Minimum Price Threshold” are to the applicable minimum price threshold specified by us in a Purchase Notice for a Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 90% of the closing sale price of the common stock on the trading day immediately prior to the applicable Purchase Date for such Purchase.

“Purchases” are to, subject to the initial satisfaction of all of the conditions set forth in the Purchase Agreement on the Commencement Date and from time to time thereafter, our right, but not the obligation, to direct B. Riley, by our timely delivery to B. Riley of a Purchase Notice on the applicable Purchase Date therefor, to purchase a specified Purchase Share Amount, which shall not exceed the applicable Purchase Maximum Amount, at the applicable purchase price therefor.

“Purchase Agreement” are to that certain Common Stock Purchase Agreement, dated as of August 11, 2022, by and between us and B. Riley.

“Purchase Date” are to (i) with respect to a Purchase, the trading day on which B. Riley timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such trading day, a valid Purchase Notice for such Purchase in accordance with the Purchase Agreement, and (ii) with respect to an Intraday Purchase made pursuant the Purchase Agreement, the trading day on which B. Riley timely receives a valid Intraday Purchase Notice for such Intraday Purchase in accordance the Purchase Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such trading day, (Y) the ending time of the Purchases pursuant to a Purchase Notice or Intraday Purchases pursuant to an Intraday Purchase Notice, if any, occurring on the same trading day and (B) prior to the earlier of (X) 3:30 p.m., New York City time, on such trading day for such Intraday Purchase and (Y) such time that is exactly one hour immediately prior to the official close of the primary (or “regular”) trading session on Nasdaq if Nasdaq has theretofore publicly announced that the official close of the regular trading session shall be earlier than 4:00 p.m., New York City time, on such trading day for such Intraday Purchase.

“Purchase Maximum Amount” are to a Purchase limitation pursuant to which we may exercise our right to direct a Purchase in an amount not to exceed the lesser of: (i) 1,000,000 shares of common stock and (ii) 20% of the total aggregate number (or volume) of shares of common stock traded on Nasdaq during the Purchase Valuation Period (as defined below). For purposes of calculating the Purchase Maximum Amount, Excluded Transactions during the applicable Purchase Valuation Period are excluded.

“Purchase Notice” are to, with respect to a Purchase (other than an Intraday Purchase) made pursuant the Purchase Agreement, an irrevocable written purchase notice from us directing B. Riley to purchase a specified Purchase Share Amount and delivered and received after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such Purchase, at the applicable purchase price therefor.

“Purchase Share Amount” are to the total number of shares to be purchased by B. Riley in the relevant Purchase as specified in the applicable Purchase Notice.

“Purchase Share Volume Maximum” are to, with respect to a Purchase made pursuant to the Purchase Agreement, a number of shares of common stock equal to the quotient obtained by dividing (i) the Purchase Share Amount to be purchased by B. Riley in such Purchase, by (ii) 0.20 (subject to certain adjustments). For purposes of calculating the Purchase Share Volume Maximum, Excluded Transactions during the applicable Purchase Valuation Period are excluded.

“Registration Rights Agreement” are to that certain Registration Rights Agreement, dated as of August 11, 2022, by and between us and B. Riley.

“selling stockholder” or “B. Riley” are to B. Riley Principal Capital II, LLC.

“Threshold Price” are to $1.00.

“VWAP” are to the volume weighted average price of the common stock, calculated in accordance with the Purchase Agreement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the risks of investing in our securities under the section titled “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, we use the terms “Rigetti,” “Company,” “we,” “us” and “our” in this prospectus to refer to Rigetti Computing, Inc. and our wholly owned subsidiaries.

Overview

We build quantum computers and the superconducting quantum processors that power them. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, we believe our quantum computers process information in fundamentally new, more powerful ways than classical computers.

We are a vertically integrated company. We own and operate Fab-1, a unique wafer fabrication facility dedicated to prototyping and producing our quantum processors. Through Fab-1, we own the means of production of our breakthrough multi-chip quantum processor technology. We leverage our chips through a full-stack product development approach, from quantum chip design and manufacturing through cloud delivery.

We have been deploying our quantum computers to end users over the cloud since 2017. We offer our full-stack quantum computing platform as a cloud service to a wide range of end-users, directly through our Rigetti QCS platform, and also through cloud service providers.

We began selling quantum computers to end users in 2023. In the third quarter of 2023 we expanded our QPU customer base with the delivery of a 9-qubit quantum processing unit (QPU) to another premier national laboratory. This follows our first QPU sale in the second quarter of 2023 to Fermilab in which we delivered a 9Q QPU as part of our partnership with the Superconducting Quantum Materials and Systems Center (SQMS).

We have developed strong customer relationships and collaborative partnerships to accelerate the development of key technologies for high-value use cases that unlock strategic early markets. Our partners and customers include commercial enterprises such as Amazon Web Services, Nasdaq and Standard Chartered Bank, along with U.S. government organizations such as the Defense Advanced Research Project Agency (“DARPA”), the Department of Energy (“DOE”), and the National Aeronautics and Space Administration (“NASA”).

We are enabled by a deep technical team that includes global experts in quantum chip design and manufacturing, quantum computing systems architecture, quantum software, and quantum algorithms and applications.

Powered by the production of our scalable multi-chip quantum processors in Fab-1 and our full-stack product development approach, our goal is to deliver quantum computing systems that demonstrate clear performance advantages over classical computing alternatives for multiple high-impact application areas.

Background

Supernova was a blank check company incorporated on December 22, 2020 in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

On the Closing Date, Rigetti consummated the Business Combination pursuant to the Merger Agreement. Supernova’s shareholders approved the Business Combination and Domestication at an extraordinary general meeting of shareholders held on February 28, 2022 (the “Extraordinary General Meeting”). In connection with the Extraordinary General Meeting and the Business Combination, holders of 22,915,538 of Supernova’s Class A ordinary shares (“Supernova Class A ordinary shares”), or 66.4% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $229,155,380.

On March 1, 2022, the business day prior to the Closing Date, Supernova effectuated the Domestication by filing a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filing a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation. The board of Rigetti (the “Board”) also adopted the Bylaws of the Company on March 1, 2022, which became effective on that date and were subsequently amended and restated on November 14, 2022 (the “Bylaws”).

In connection with the Domestication, Supernova changed its name from Supernova Partners Acquisition Company II, Ltd. to Rigetti Computing, Inc. As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Supernova Class A ordinary share converted automatically, on a one-for-one basis, into a share of common stock; (2) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of Supernova (“Supernova Class B ordinary share”) converted automatically, on a one-for-one basis, into a share of common stock; (3) each then issued and outstanding whole warrant of Supernova to purchase one Supernova Class A ordinary shares converted automatically into a warrant to acquire one share of common stock at an exercise price of $11.50 per share pursuant to the Warrant Agreement, dated March 1, 2021 (the “warrant agreement”), between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding unit of Supernova (the “Supernova Units”) was separated and converted automatically into one share of common stock and one-fourth of one warrant to purchase common stock.

On the Closing Date, Rigetti consummated the First Merger and immediately following the First Merger, consummated the Second Merger. Immediately prior to the effective time of the First Merger, each share of Legacy Rigetti’s Series C preferred stock and Series C-1 preferred stock (collectively, the “Legacy Rigetti Preferred Stock”), converted into shares of common stock of Legacy Rigetti (“Legacy Rigetti Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (such conversion, the “Legacy Rigetti Preferred Conversion”).

As a result of the First Merger, among other things, (1) all outstanding shares of Legacy Rigetti Common Stock as of immediately prior to the Closing (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion), were exchanged at an exchange ratio of calculated pursuant to the Merger Agreement and equal to 0.786989052873439 (the “Exchange Ratio”) for an aggregate of 78,959,579 shares of common stock, (2) each warrant to purchase Legacy Rigetti Common Stock was assumed and converted into a Rigetti assumed warrant, with each Rigetti assumed warrant subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrant and having an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement, (3) each option to purchase Legacy Rigetti Common Stock was assumed and converted into an option to purchase shares of common stock (the “Rigetti assumed options”), with each Rigetti assumed option subject to the same terms and conditions as were applicable to the original Legacy Rigetti option and with an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement and (4) each Legacy Rigetti restricted stock unit award was assumed and converted into a restricted stock unit award to receive shares of common stock (the “Rigetti assumed RSU”), with each Rigetti assumed RSU subject to the same terms and conditions as were applicable to the original Legacy Rigetti restricted stock unit award and the number of shares of common stock to which the Rigetti assumed RSU relates based on the Exchange Ratio and other terms contained in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Supernova entered into subscription agreements (the “Initial Subscription Agreements”) with certain investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Initial PIPE Investors, an aggregate of 10,251,000 shares of common stock at a price of $10.00 per share, for aggregate gross proceeds of $102,510,000 (the “Initial PIPE Financing”). On December 23, 2021, Supernova entered into subscription agreements (the “Subsequent Subscription Agreements,” and together with the Initial Subscription Agreements, the

“Subscription Agreements”) with two “accredited investors” (as such term is defined in Rule 501 of Regulation D) (the “Subsequent PIPE Investors,” and together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which the Subsequent PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Subsequent PIPE Investors, an aggregate of 4,390,244 shares of common stock at a price of $10.25 per share, for aggregate gross proceeds of $45,000,000 (the “Subsequent PIPE Financing,” and together with the Initial PIPE Financing, the “PIPE Financing”). Pursuant to the Subscription Agreements, Rigetti agreed to provide the PIPE Investors with certain registration rights with respect to the shares purchased as part of the PIPE Financing. The PIPE Financing was consummated immediately prior to the Merger.

Committed Equity Financing

On August 11, 2022, we entered into the Purchase Agreement and Registration Rights Agreement with B. Riley. Pursuant to the Purchase Agreement, from and after our initial satisfaction of all the conditions set forth in the Purchase Agreement (the “Commencement”), which occurred on September 14, 2022 (the “Commencement Date”), we have the right to sell to B. Riley up to $75.0 million of newly issued shares of our common stock from time to time during the 24-month period beginning on the Commencement Date. Sales of common stock by us to B. Riley pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, on August 17, 2022, we filed a registration statement on Form S-1 (the “Registration Statement”) with the SEC to register under the Securities Act the resale by B. Riley of up to 23,648,889 shares of common stock, consisting of 171,008 shares of common stock that we issued to B. Riley as consideration for its commitment to purchase shares of common stock at our election under the Purchase Agreement (the “Commitment Shares”), and up to 23,477,881 shares of common stock that we may elect, in our sole discretion, to issue and sell to B. Riley under the Purchase Agreement, from time to time after the date of this prospectus. The Registration Statement was declared effective by the SEC on September 14, 2022. As of December 19, 2023, in addition to the Commitment Shares, we have sold 13,421,082 shares of common stock to B. Riley since the Commencement Date, and received net proceeds of $20.5 million. On the date hereof, we are filing a post-effective amendment to the Registration Statement to convert the Registration Statement into a registration statement on Form S-3, which includes this prospectus relating to the resale of up to 23,648,889 shares of our common stock by B. Riley. Under the terms of the Purchase Agreement, we are prohibited from effecting sales of our common stock to B. Riley pursuant to the Purchase Agreement during the period beginning on the fifth trading day prior to the filing of the post-effective amendment, of which this prospectus forms a part, with the SEC, and ending on the trading day immediately following the effective date of the post-effective amendment that includes this prospectus, at which time we again may elect, in our sole discretion, to issue and sell up to 10,056,799 shares of Common Stock to B. Riley, from time to time during the term of the Purchase Agreement. Please see the section titled “Committed Equity Financing” for more information.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to B. Riley under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section titled “Risk Factors.” Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to B. Riley.

Corporate Information

Our principal executive offices are located at 775 Heinz Avenue, Berkeley, CA 94710 and our telephone number is (510) 210-5550. Our corporate website address is www.rigetti.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Rigetti” and our other registered and common law trade names, trademarks and service marks are property of Rigetti Computing, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Supernova previously elected to avail itself of the extended transition period and we will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the IPO), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	Rigetti Computing, Inc.

Shares of common stock offered by the selling stockholder

Up to 23,648,889 shares of common stock, consisting of:

•  171,008 Commitment Shares that we issued to B. Riley upon execution of the Purchase Agreement in consideration of its commitment to purchase shares of common stock at our election under the Purchase Agreement;

•  Up to 23,477,881 shares of common stock that we have already issued and sold or may elect, in our sole discretion, to issue and sell to B. Riley under the Purchase Agreement from time to time during the 24-month period beginning on the Commencement Date.

Shares of common stock outstanding	146,646,533 shares (as of December 19, 2023) and includes 13,421,082 shares of common stock issued and sold to B. Riley pursuant to the Purchase Agreement since the Commencement Date).

Shares of common stock outstanding after giving effect to the issuance of the shares registered hereunder	156,703,332 shares (based on total number of outstanding shares of common stock as of December 19, 2023).

Use of proceeds

We will not receive any proceeds from the resale of shares of common stock included in this prospectus for resale by B. Riley. However, we may receive up to $75.0 million in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we elect to make to B. Riley pursuant to the Purchase Agreement from time to time during the 24-month period beginning on the Commencement Date.

We expect to use the net proceeds that we receive from sales of our common stock to B. Riley under the Purchase Agreement for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Conflict of interest	B. Riley is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our common stock that have been and may be acquired by B. Riley from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley will receive all the net proceeds from such resales of our common stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. BRS is not permitted to sell shares of our common stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Nasdaq trading symbol	Our common stock is currently traded on Nasdaq under the symbol “RGTI.”

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus and in the documents incorporated by reference for a discussion of factors you should consider carefully before deciding to invest in our securities.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 43.

The number of shares of common stock to be outstanding is based on 146,646,533 shares of common stock outstanding as of December 19, 2023, and excludes:

•

11,757,107 shares of common stock issuable upon the settlement of restricted stock units granted under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and Rigetti & Co, Inc. 2013 Equity Incentive Plan (the “2013 Plan”);

•

7,119,790 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $0.81 per share granted under the 2022 Plan, 2013 Plan and QxBranch, Inc. 2018 Equity Compensation Plan;

•	4,672,231 shares of common stock reserved for future issuance under the 2022 Plan;

•	4,681,989 shares of common stock reserved for future issuance under the Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan; and

•

13,074,972 shares of common stock issuable upon the exercise of outstanding warrants, with an exercise price of $11.50 per share, and 3,688,333 shares of common stock issuable upon the exercise of Rigetti assumed warrants, with a weighted average exercise price of $1.06 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

On August 11, 2022, we entered into the Purchase Agreement with B. Riley, pursuant to which B. Riley committed to purchase up to $75.0 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to B. Riley at our discretion from time to time over an approximately 24-month period commencing on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of common stock to B. Riley under the Purchase Agreement. Sales of our common stock, if any, to B. Riley under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley all, some or none of the shares of our common stock that may be available for us to sell to B. Riley pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by B. Riley for the shares of common stock that we may elect to sell to B. Riley under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable Purchase Valuation Period for each Purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to B. Riley under the Purchase Agreement, the purchase price per share that B. Riley will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $75.0 million of our common stock to B. Riley, only 23,648,889 shares of our common stock (171,008 of which represent the Commitment Shares we issued to B. Riley upon signing the Purchase Agreement as payment of a commitment fee for B. Riley’s obligation to purchase shares of our common stock under the Purchase Agreement) are registered for resale under the registration statement of which this prospectus forms a part. If it becomes necessary to sell to B. Riley under the Purchase Agreement more than the 23,648,889 shares of common stock registered for resale under the registration statement of which this prospectus forms a part in order to receive aggregate gross proceeds equal to $75.0 million under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to B. Riley under the Purchase Agreement. As of December 19, 2023, in addition to the Commitment Shares, we have issued and sold 13,421,082 shares of common stock to B. Riley since the Commencement Date. The number of shares of our common stock ultimately offered for sale by B. Riley is dependent upon the number of shares of common stock, if any, we ultimately elect to sell to B. Riley under the Purchase Agreement.

In addition, we are not required or permitted to issue any shares of common stock under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq and B. Riley will not be required to purchase any shares of our common stock if such sale would result in B. Riley’s beneficial ownership exceeding 4.99% of the then issued and outstanding common stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our common stock to B. Riley will cause dilution to our existing stockholders, and the sale of the shares of common stock acquired by B. Riley, or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to B. Riley under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. Further, any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of common stock in addition to the 23,648,889 shares of common stock registered for resale by B. Riley under the registration statement of which this prospectus forms a part could cause additional substantial dilution to our stockholders.

If and when we do sell shares to B. Riley, after B. Riley has acquired the shares, B. Riley may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to B. Riley, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley. If and when we do elect to sell shares of our common stock to B. Riley pursuant to the Purchase Agreement, after B. Riley has acquired such shares, B. Riley may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley as a result of future sales made by us to B. Riley at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to B. Riley, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to B. Riley, if any, and we could use such proceeds for purposes other than those contemplated at the Commencement. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

COMMITTED EQUITY FINANCING

On August 11, 2022, we entered into the Purchase Agreement and Registration Rights Agreement with B. Riley. Pursuant to the Purchase Agreement, from and after the Commencement, we have the right to sell to B. Riley up to $75.0 million of newly issued shares of our common stock from time to time during the 24-month period beginning on the Commencement Date. Sales of common stock by us to B. Riley pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, on August 17, 2022, we filed a registration statement on Form S-1 (the “Registration Statement”) with the SEC to register under the Securities Act the resale by B. Riley of up to 23,648,889 shares of common stock, consisting of 171,008 shares of common stock that we issued to B. Riley as consideration for its commitment to purchase shares of common stock at our election under the Purchase Agreement (the “Commitment Shares”), and up to 23,477,881 shares of common stock that we may elect, in our sole discretion, to issue and sell to B. Riley under the Purchase Agreement, from time to time after the date of this prospectus. The Registration Statement was declared effective by the SEC on September 14, 2022. As of December 19, 2023, in addition to the Commitment Shares, we have issued and sold 13,421,082 shares of common stock to B. Riley since the Commencement Date, and received net proceeds of $20.5 million. On the date hereof, we are filing a post-effective amendment to the Registration Statement to convert the Registration Statement into a registration statement on Form S-3, which includes this prospectus relating to the resale of up to 23,648,889 shares of our common stock by B. Riley. Under the terms of the Purchase Agreement, we are prohibited from effecting sales of our common stock to B. Riley pursuant to the Purchase Agreement during the period beginning on the fifth trading day prior to the filing of the post-effective amendment, of which this prospectus forms a part, with the SEC, and ending on the trading day immediately following the effective date of the post-effective amendment that includes this prospectus, at which time we again may elect, in our sole discretion, to issue and sell up to 10,056,799 shares of Common Stock to B. Riley, from time to time during the term of the Purchase Agreement.

Following the satisfaction of the conditions to B. Riley’s purchase obligation set forth in the Purchase Agreement and subject to the continued satisfaction of these conditions, including the effectiveness of the registration statement that includes this prospectus, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley to purchase up to a specified maximum amount of shares of common stock in one or more Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our common stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of common stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley prior to the time we deliver such notice to B. Riley.

We generally control the timing and amount of any sales of common stock to B. Riley. Actual sales of shares of our common stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley under the Purchase Agreement shares of common stock in excess of the Exchange Cap, which is 23,648,889 shares of common stock (such number of shares equal to approximately 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley for all of the shares of common stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.45 per share (which price is calculated based on the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of common stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley beneficially owning shares of common stock in excess of the Beneficial Ownership Cap, which is defined in the Purchase Agreement as 4.99% of the outstanding shares of common stock.

The net proceeds to us from sales that we elect to make to B. Riley under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our common stock to B. Riley. We expect that any proceeds received by us from such sales to B. Riley will be used for working capital and general corporate purposes.

Neither we nor B. Riley may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley.

As consideration for B. Riley’s commitment to purchase shares of common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 171,008 shares of common stock to B. Riley. In addition, we reimbursed $100,000 of fees and disbursements of B. Riley in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and agreed to reimburse an additional $5,000 of such fees and disbursements per calendar quarter during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of common stock under the Purchase Agreement

Purchases

We have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley to purchase a specified number of shares of common stock, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Purchase, so long as:

•	the closing sale price of our common stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•

all shares of common stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley prior to the time we deliver such Purchase Notice to B. Riley.

The Purchase Maximum Amount applicable to such Purchase will be equal to the lesser of:

•	1,000,000 shares of common stock; and

•	20.0% of the total aggregate number (or volume) of shares of our common stock traded on the Nasdaq during the applicable Purchase Valuation Period for such Purchase.

The actual number of shares of common stock that B. Riley will be required to purchase in a Purchase, which we refer to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Cap and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our common stock for the applicable Purchase Valuation Period on the Purchase Date for such Purchase, less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earlier to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date; and

•

such time that the total aggregate number (or volume) of shares of common stock traded on the Nasdaq during such Purchase Valuation Period reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) 0.20.

For purposes of calculating the VWAP, the Purchase Maximum Amount and the Purchase Share Volume Maximum under the Purchase Agreement, Excluded Transactions during the Purchase Valuation Period are excluded.

Intraday Purchases

In addition to the regular Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on any trading day we select as the Purchase Date therefor (including the same Purchase Date on which an earlier regular Purchase was effected by us (as applicable), although we are not required to effect an earlier regular Purchase on such Purchase Date in order to effect an Intraday Purchase on such Purchase Date), a specified number of shares of common stock, not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our common stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•

all shares of common stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley prior to the time we deliver such Intraday Purchase Notice to B. Riley.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	1,000,000 shares of common stock; and

•	20.0% of the total aggregate number (or volume) of shares of our common stock traded on the Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of common stock that B. Riley will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Cap and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, except that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday

Purchase Valuation Period on the Purchase Date for such Intraday Purchase, less a fixed 3.0% discount to the VWAP for such Intraday Purchase Valuation Period. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on the Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of B. Riley’s receipt of the Purchase Notice;

•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

and ending at the earlier to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date; and

•

such time that the total aggregate number (or volume) of shares of common stock traded on the Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) 0.20.

For purposes of calculating the VWAP, the Intraday Purchase Maximum Amount and the Intraday Purchase Share Volume Maximum for an Intraday Purchase under the Purchase Agreement, Excluded Transactions during the Intraday Purchase Valuation Period are excluded.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:00 p.m., New York City time, on such Purchase Date, and so long as all shares of common stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement, including those effected earlier on the same Purchase Date (as applicable), have been received by B. Riley prior to the time we deliver to B. Riley Principal a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier regular Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of common stock that we elect to sell to B. Riley in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier regular Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of common stock to be purchased by B. Riley in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase and/or Intraday Purchase, B. Riley will provide us with a written confirmation for such Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley for the shares of common stock purchased by B. Riley in such Purchase and/or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of common stock purchased by B. Riley in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions Precedent to Each Purchase

B. Riley’s obligation to accept Purchase Notices and Intraday Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our common stock in Purchases and Intraday Purchases under the Purchase Agreement are subject to the satisfaction, at the applicable “Purchase Commencement Time” and “Intraday Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase and Intraday Purchase, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley’s control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•

we shall have delivered or caused to be delivered to the transfer agent irrevocable instructions and an opinion of counsel, in each case directing the transfer agent to issue to B. Riley or its designated broker-dealer the shares included in the applicable registration statement in accordance with the terms of the Purchase Agreement and Registration Rights Agreement;

•

the SEC or any other governmental authority shall not have requested any additional information relating to a registration statement or any post-effective amendment thereto or any applicable prospectus or prospectus supplement;

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to B. Riley under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the common stock for offering or sale in any jurisdiction;

•

FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•

there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to B. Riley under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•

the final prospectus included in any post-effective amendment to the registration statement, and any prospectus supplement thereto, required to be filed by us with the SEC under the Purchase Agreement and the Registration Rights Agreement shall have been filed and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•

trading in the common stock shall not have been suspended by the SEC, Nasdaq or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the common stock on Nasdaq shall be terminated on a date certain (unless, prior to such date, the common stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the common stock, electronic trading or book-entry services by DTC with respect to the common stock imposed or contemplated;

•

the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•

the issuance and sale of the shares pursuant to the Purchase Notice or applicable Intraday Purchase Notice shall not exceed, as applicable, the Purchase Maximum Amount or the Intraday Purchase Maximum Amount, cause the shares to exceed the aggregate limit, cause B. Riley to own in excess of the Beneficial Ownership Cap or the Exchange Cap (unless our stockholders have approved the issuance of shares in excess of the Exchange Cap);

•

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•

all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the common stock is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by B. Riley of the bring-down legal opinions and negative assurance letters as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 24-month anniversary of the Commencement Date;

•	the date on which B. Riley shall have purchased shares of common stock under the Purchase Agreement for an aggregate gross purchase price equal to $75,000,000;

•	the date on which the common stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for one trading day;

•

the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten trading days’ prior written notice to B. Riley. We and B. Riley may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley also has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

•

if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten trading days after notice of such breach or default is delivered to us;

•

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley for the resale of all of the shares of common stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley; or

•

trading in the common stock on Nasdaq (or if the common stock is then listed on an Eligible Market, trading in the common stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase, the Commitment Shares, and any fees and disbursements of B. Riley’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by B. Riley

B. Riley has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of its sole member, any of its or its sole member’s respective officers, or any entity managed or controlled by it or its sole member, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or (ii) hedging transaction, which establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, or our entry into any agreement for an “equity line of credit” (other than with B. Riley), whereby we may sell common stock at a future determined price.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of common stock that may be issued or sold by us to B. Riley under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to B. Riley from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by B. Riley of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to B. Riley under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley all, some or none of the shares of our common stock that may be available for us to sell to B. Riley pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our common stock to B. Riley pursuant to the Purchase Agreement, after B. Riley has acquired such shares, B. Riley may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley in this offering as a result of future sales made by us to B. Riley at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by B. Riley for the shares of common stock that we may elect to sell to B. Riley under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable Purchase Valuation Period for each Purchase, and during the applicable Intraday Purchase Valuation Period for each Intraday Purchase, made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of common stock that we will sell to B. Riley under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of December 19, 2023, there were 146,646,533 shares of our common stock outstanding, of which 106,599,818 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $75,000,000 of our common stock to B. Riley, only 23,648,889 shares of our common stock (representing the maximum number of shares of common stock we may issue and sell under the Purchase Agreement under the Exchange Cap limitation) are registered for resale under the registration statement that includes this prospectus. As of December 19, 2023, 13,421,082 shares of common stock have been issued and sold to B. Riley pursuant to the Purchase Agreement since the Commencement Date. If all of the 23,648,889 shares offered for resale by B. Riley under this prospectus were issued and outstanding as of December 19, 2023, such shares would represent approximately 15.1% of the total number of shares of our common stock outstanding and approximately 22.2% of the total number of outstanding shares held by non-affiliates, in each case as of December 19, 2023.

If it becomes necessary for us to issue and sell to B. Riley under the Purchase Agreement more shares than are registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $75,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to B. Riley under the Purchase Agreement. The number of shares of our common stock ultimately offered for sale by B. Riley is dependent upon the number of shares of common stock, if any, we ultimately sell to B. Riley under the Purchase Agreement.

The issuance of our common stock to B. Riley pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

As of December 19, 2023, in addition to the Commitment Shares, we have issued and sold 13,421,082 shares of common stock to B. Riley under the Purchase Agreement since the Commencement Date resulting in gross proceeds of $20.5 million. The following table sets forth the amount of gross proceeds of up to approximately $54.5 million we would receive from B. Riley from our sale of the remaining shares of common stock to B. Riley under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to B. Riley(2)	Gross Proceeds from the Sale of Shares to B. Riley Under the Purchase Agreement
$1.00	10,056,799	6.4%	$10,056,799
$2.00	10,056,799	6.4%	$20,113,598
$3.00	10,056,799	6.4%	$30,170,397
$4.00	10,056,799	6.4%	$40,227,196
$5.00	10,056,799	6.4%	$50,283,995
$6.00	9,075,995	5.8%	$54,455,970
$7.00	7,779,424	5.0%	$54,455,968

(1)

Excludes the 171,008 Commitment Shares that we issued to B. Riley. Although the Purchase Agreement provides that we may sell up to $75,000,000 of our common stock to B. Riley, we are only registering 23,648,889 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares we ultimately sell to B. Riley under the Purchase Agreement. As of December 19, 2023, in addition to the Commitment Shares, we have sold and issued 13,421,082 shares of common stock to B. Riley since the Commencement Date; accordingly, the number of remaining registered shares that can be issued and sold to B. Riley is 10,056,799 shares of common stock. We will not issue more than an aggregate of 23,648,889 shares of our common stock (the Exchange Cap, unless otherwise approved by our stockholders or if the average price of shares of our common stock sold under the Purchase Agreement equals or exceeds $4.45). The number of shares to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2)

The denominator is based on 146,646,533 shares of common stock outstanding as of December 19, 2023 (which includes the 171,008 Commitment Shares we issued to B. Riley on August 11, 2022 and 13,421,082 shares of common stock issued and sold to B. Riley pursuant to the Purchase Agreement since the Commencement Date), adjusted to give effect to the issuance of the number of shares set forth in the adjacent column that we would have sold to B. Riley, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by B. Riley. All of the common stock offered by B. Riley pursuant to this prospectus will be sold by B. Riley for its own account. We will not receive any of the proceeds from these sales. We may receive up to $75.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley pursuant to the Purchase Agreement. The net proceeds from sales under the Purchase Agreement depend on the frequency and prices at which we sell shares of common stock to B. Riley from time to time during the 24-month period beginning on the Commencement Date. See the section titled “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information.

We expect to use the proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley of up to 23,648,889 shares of common stock that have been and may be issued by us to B. Riley under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement in order to permit B. Riley to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley has not had any material relationship with us within the past three years.

The table below presents information regarding B. Riley and the shares of common stock that may be resold by B. Riley from time to time under this prospectus. This table is prepared based on information supplied to us by B. Riley, and reflects holdings as of August 12, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by B. Riley under this prospectus. B. Riley may sell some, all or none of the shares being offered for resale in this offering. We do not know how long B. Riley will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between B. Riley and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 146,646,533 shares of our common stock outstanding on December 19, 2023. Because the purchase price to be paid by the selling stockholder for shares of common stock, if any, that we may elect to sell to the selling stockholder in one or more Purchases and one or more Intraday Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of common stock that we may sell to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley(4)	171,008	*	23,648,889	0	—

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Represents the 171,008 shares of common stock we issued to B. Riley on August 11, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of common stock that B. Riley may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley’s control, including the registration statement of which this prospectus forms a part becoming and remaining effective. Furthermore, the Purchases and the Intraday Purchases of common stock under the Purchase Agreement are subject to certain agreed upon limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to B. Riley to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by B. Riley, would cause B. Riley’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our common stock purchased by B. Riley under the Purchase Agreement equals or exceeds $4.45 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Cap nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(2)	Applicable percentage ownership is based on 146,646,533 shares of our common stock outstanding as of December 19, 2023.
(3)	Assumes the sale of all shares of common stock being offered pursuant to this prospectus.
(4)

The business address of B. Riley is B. Riley Principal Capital II, LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. B. Riley’s principal business is that of a private investor. The sole member of B. Riley is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). An Investment Committee of B. Riley (the “Investment Committee”), which is composed of three members appointed by BRPI, has sole voting power and sole investment power over securities beneficially owned, directly, by B. Riley. All decisions with respect to the voting and disposition of securities beneficially owned, directly, by B. Riley are made exclusively by majority vote of the Investment Committee, each member of the Investment Committee having one vote, and no single member of the Investment Committee has any ability to make any such decisions unilaterally or any veto power with respect to decisions that are made by the vote of a majority of the members of the Investment Committee. The sole voting and investment powers of the Investment Committee over securities beneficially owned, directly, by B. Riley are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from B. Riley. We have been advised that neither BRPI nor B. Riley is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer, and that none of the Investment Committee members is a registered FINRA member or an associated person of a FINRA member or an independent broker-dealer.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the complete text of our certificate of incorporation, our amended and restated bylaws and the warrant-related documents described herein and filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of December 19, 2023, there were approximately 146,646,533 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each holder of common stock will be entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. When a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of common stock and the holders of any other class or series of capital stock ranking equally with the common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other Rights

There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of preferred stock that the Company may issue in the future.

Election of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms with only one class of directors being elected in each year. Under the Bylaws, the election of directors is determined by plurality vote.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on the capital stock, diluting the voting power of the holders of common stock, impairing the liquidation rights of the capital stock, or delaying or preventing a change in control of the company.

Warrants

As of December 19, 2023, there were 13,074,972 warrants outstanding.

Public Warrants

Each whole public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder and only whole warrants trade. The warrants will expire March 2, 2027, five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Rigetti common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of common stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of common stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at $0.10 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of common stock except as otherwise described below; and

•

if, and only if, the closing price of shares of common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “-Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, in the case of an adjustment pursuant to the second paragraph under the heading “-Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥	18.00
60 months		0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “-Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, we (or surviving company) will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than (a) as described above and, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock. Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of shares of common stock by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the equityholders of Rigetti in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing Date (except pursuant to limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by Supernova Sponsor or its permitted transferees. Supernova Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than Supernova Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in Supernova’s initial public offering. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that our Board may deem relevant and will be within the discretion of our Board at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness that we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in an amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

•	providing for a classified board of directors with staggered, three-year terms;

•

the ability of the Board to issue up to 10,000,000 shares of preferred stock, including “blank check” preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•

provide that, subject to the rights of the holders of any series of preferred stock, any individual director or directors may be removed only with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the chairperson of the Board, the chief executive officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, unless we consent in writing to the selection of an alternative forum, that Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) derivative actions brought on behalf of the Company; (ii) actions against current or former directors, officers or other employees or stockholders of the Company for breach of fiduciary duty to the Company or the Company’s stockholders; (iii) actions against the Company or any current or former director, officer or other employee or stockholder of the Company, arising out of or pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws,: (iv) actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) actions as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) actions against the Company or any current or former director, officer or other employee or stockholder of the Company, governed by the internal-affairs doctrine of the law of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, this provision will not apply to claims or actions brought to enforce a duty or liability created by the Securities Act or Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. The Certificate of Incorporation further provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of common stock and preferred stock entitled to vote generally in the election of directors, voting together as a single class, including provisions regarding the classified board structure, the size of the Board, the election and removal of directors to the Board, the filling of vacancies, the limited liability of directors and officers of Rigetti and exclusive forums for certain actions.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of any class or series of stock of Rigetti required by law or by the Certificate of Incorporation, such action by stockholders requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of Rigetti entitled to vote generally in the election of directors, voting together as a single class.

Transfer Agent and Warrant Agent

The transfer agent for common stock and warrant agent for the warrants is American Stock Transfer & Trust Company.

Listing of Securities

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RGTI” and “RGTIW,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. tax considerations, the alternative minimum tax provisions of the Code, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax, such as estate or gift tax consequences. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers, dealers or traders in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	U.S. expatriates and former citizens or long-term residents of the United States.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

Distributions on Our Common Stock

As described in the section entitled “Dividends,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-US holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale of other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market as defined for purposes of applicable Treasury Regulations and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we currently are not, and do not anticipate becoming, a U.S. real property holding corporation. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to distributions on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements-FATCA

The Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on our common stock and certain other withholdable payments, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such withholding may apply to gross proceeds from the sale or other disposition of our common stock, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. You should consult your tax advisor regarding the potential application of FATCA to your ownership and disposition of shares of our common stock.

The preceding discussion of U.S. federal tax consequences is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our common stock offered by this prospectus are being offered by the selling stockholder, B. Riley. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley has informed us that it presently anticipates using, but is not required to use, BRS, a registered broker-dealer and FINRA member and an affiliate of B. Riley, as a broker to effectuate resales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such common stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley has informed us that each such broker-dealer it engages to effectuate resales of our common stock on its behalf, excluding BRS, may receive commissions from B. Riley for executing such resales for B. Riley and, if so, such commissions will not exceed customary brokerage commissions.

Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including with respect to any compensation paid or payable by the selling stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the selling stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder.

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to B. Riley 171,008 shares of our common stock as Commitment Shares. In addition, reimbursed B. Riley for the reasonable legal fees and disbursements of B. Riley’s legal counsel of $100,000. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our common stock by B. Riley to the public.

We also have agreed to indemnify B. Riley and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $525,000.

B. Riley has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. B. Riley has agreed that during the term of the Purchase Agreement, none of B. Riley, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on Nasdaq under the symbol “RGTI.”

B. Riley and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the Commitment Shares we have agreed to issue to B. Riley as consideration for its irrevocable commitment to purchase shares of our common stock from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our common stock reflected in the purchase prices payable by B. Riley for our common stock that we may require it to purchase from us from time to time under the Purchase Agreement, and our payment of $100,000 to B. Riley legal fees in connection with the preparation, negotiation, execution and delivery of the transaction documents and legal due diligence of the Company.

Conflict of Interest

B. Riley is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our common stock that have been and may be acquired by B. Riley from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley will receive all the net proceeds from such resales of our common stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our common stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and eleven months ended December 31, 2021, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investors.rigetti.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.rigetti.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023, for the quarter ended June  30, 2023 filed with the SEC on August 10, 2023 and for the quarter ended September  30, 2023, filed with the SEC on November 9, 2023;

•

our Current Reports on Form 8-K filed with the SEC on January  27, 2023, February  10, 2023, June 21, 2023, July  13, 2023 and October  31, 2023 and Current Report on Form 8-K/A filed with the SEC on February 16, 2023; and

•

the description of securities contained in a Registration Statement on Form 8-A filed on March  1, 2022, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Rigetti Computing, Inc.

775 Heinz Avenue

Berkeley, California 94710

Attn: General Counsel

(510) 210-5550

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC registration fee	$10,655	*
FINRA fee	11,750
Accountants’ fees and expenses	30,000
Legal fees and expenses	450,000
Printing fees	20,000
Miscellaneous	2,595
Total expenses	$525,000

*	Previously paid.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Agreement and Plan of Merger, dated as of October 6, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	October 6, 2021

2.2	First Amendment to Agreement and Plan of Merger, dated as of December 23, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	December 23, 2021

2.3	Second Amendment to Agreement and Plan of Merger, dated as of January 10, 2022, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	January 10, 2022

3.1	Certificate of Incorporation of Rigetti Computing, Inc.	8-K	001-40140	3.1	March 7, 2022

3.2	Amended and Restated Bylaws of Rigetti Computing, Inc.	8-K	001-40140	3.1	November 14, 2022

4.1	Specimen Common Stock Certificate.	8-K	001-40140	4.1	March 7, 2022

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

4.2	Specimen Warrant Certificate.	8-K	001-40140	4.2	March 7, 2022

4.3	Warrant Agreement between American Stock Transfer & Trust Company, LLC and Supernova Partners Acquisition Company II, Ltd., dated March 1, 2021.	8-K	001-40140	4.1	March 4, 2021

5.1	Opinion of Cooley LLP	S-1	333-266938	5.1	August 17, 2022

10.1	Common Stock Purchase Agreement, dated as of August 11, 2022, by and between Rigetti Computing, Inc. and B. Riley Capital II, LLC.	10-Q	001-40140	10.5	August 11, 2022

10.2	Registration Rights Agreement, dated as of August 11, 2022, by and between Rigetti Computing, Inc. and B. Riley Capital II, LLC.	10-Q	001-40140	10.6	August 11, 2022

23.1*	Consent of BDO USA, P.C.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)	S-1	333-266938	23.2	August 17, 2022

24.1	Power of Attorney	S-1	333-266938	24.1	August 17, 2022

24.2*	Power of Attorney of Thomas Iannotti.

107	Filing Fee Table	S-1	333-266938	107	August 17, 2022

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. provided, however, that: Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berkeley, State of California, on this 22nd day of December, 2023.

RIGETTI COMPUTING, INC.

By:	/s/ Dr. Subodh Kulkarni
Dr. Subodh Kulkarni
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Subodh Kulkarni Dr. Subodh Kulkarni	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2023

/s/ Jeffrey Bertelsen Jeffrey Bertelsen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2023

* Michael Clifton	Director	December 22, 2023

* David Cowan	Director	December 22, 2023

* Alissa Fitzgerald	Director	December 22, 2023

/s/ Thomas Iannotti Thomas Iannotti	Director	December 22, 2023

* Ray Johnson	Director	December 22, 2023

* Cathy McCarthy	Director	December 22, 2023

* H. Gail Sandford	Director	December 22, 2023

* By: /s/ Rick Danis Rick Danis Attorney-in-Fact